EXHIBIT 10.1
                        PROFESSIONAL CONSULTING AGREEMENT
                        ---------------------------------


This Consulting Agreement ("Agreement") is made as of February 4, 2004 by and between Telecommunication Products, Inc ("TCPD") a Colorado corporation with offices at 9171 Wilshire Boulevard, Suite B, Beverly Hills, California 90210 and Roger Green an individual with offices at 10-6 Saint Leonards Street Edinburgh EH8 9QW U.K (hereinafter "consultant")

                                    WITNESSTH

WHEREAS, the Company desires to retain Consultant to render consulting services, including services relating to market analysis, financial planning, strategic transactions, restructuring, strategic planning.

WHEREAS, Consultant is willing to perform such consulting services on the terms and conditions herein contained.

NOW, THEREFORE, in consideration of the premises herein and other good and valuable considerations, the parties agree as follows:

1.     ENGAGEMENT
     The Company hereby engages Consultant and Consultant hereby accepts such engagement as a Consultant to render the consulting services set forth below, as requested by the Company, and in furtherance of the business goals of the Company.

2.     CONSULTANT  DUTIES
The Company hereby engages Consultant to perform the financial services listed below on the terms and conditions set forth in this agreement: Consult with management and Board of Directors on the business operations of potential transaction candidates:
(a) Consult with management and Board of Directors on the business operations of potential transaction candidates:
(b) Initiate and negotiate on behalf of the Company to explore potential transactions;
(c) Assist in the formulation of a strategy for discussions with and the presentation of a transaction proposal to any interested parties;
(d) As mutually agreed, advise the Company regarding alternative financing structures (including bridge loans) with which to effect a transaction;
(e) Assist Management and the Board of Directors in negotiation of letters of intent and definitive purchase or financing agreements with any interested parties and their advisors;
(f) Provide, as deemed appropriate by Consultant, additional advisory services related to the operation of the Company.
      (g) The Consultant shall submit application for trading approval on the Berlin Stock exchange.

3.     TERM
The term of this agreement shall commence on the date hereof and continue for a period of (90) days.

4.     COMPENSATION
a. As full compensation for the services to be rendered by Consultant hereunder, Consultant shall be paid, and the Consultant agrees to accept Sixty Nine Thousand Five Hundred US Dollars ($69,500) for the life of the Contact.

5.     ACTIVITIES
a. Throughout the term of this agreement, Consultant will provide the officers, directors, employees or designees of the Company with verbal as well as written reports, when reasonably requested, concerning its activities.

6.     THIRD  PARTIES
a. The Company acknowledges that, in connection with its engagement hereunder, Consultant may introduce the Company to third parties who may transact business with the Company and/or assist Consultant in providing consulting services to the Company hereunder.

7.     CONFIDENTIAL  INFORMATION
a. Consultant acknowledges that any and all confidential knowledge or information concerning the Company and its affairs obtained by it, its principals, employees and/or contractors in the course of its engagement hereunder will be inviolate by it and that it will conceal the same from any and all other persons and entities, including, but not limited to, competitors of the Company and that it will not impart any such knowledge to anyone whosoever during the term of hereof.

8.     CONSULTANT  STATUS
a. Consultant acknowledges that it is providing services hereunder as an independent contractor. Accordingly, Consultant agrees that any taxes associated with the performance of its services hereunder shall be its sole responsibility. Consultant further agrees that nothing herein shall create a relationship of partners or joint ventures between Consultant and the Company and, except as otherwise set forth herein, nothing herein shall be deemed to authorize Consultant to obligate or bind the Company to any commitment without the prior written consent of the Company in each instance.

9.     INDEMNIFICATION

The Consultant shall hold harmless and indemnify Company from and against any and all damages, losses, liabilities, obligations, fees, costs and expenses, including but not limited to, the payment and advancement of reasonable attorney's fees, resulting from, or incurred in connection with claims made against Consultant or Company relating to the performance of its duties hereunder. The provision of this section shall survive termination of this agreement. The Consultant will follow all applicable SEC and NASD laws, rules and regulations in performance of its duties hereunder.

                         TELECOMMUNICATION PRODUCTS, INC.
              BY: __/S/ ROBERT RUSSELL__________    DATED:_2/4/04__
                       ROBERT RUSSELL, President

             BY: _/S/ ROGER GREEN_____________      DATED:_2/4/04__
                      ROGER GREEN, an individual